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                                                                   EXHIBIT 10.02

                           FIRST AMENDED AND RESTATED
                            EASTMAN CHEMICAL COMPANY
                             1999 DIRECTOR LONG-TERM
                                COMPENSATION PLAN

1.       PURPOSE

The purpose of the Plan is to provide motivation to non-employee members of the Board of Directors of the Company to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Directors through the ownership and performance of Common Stock of the Company. Toward this objective, this Plan provides for regular, automatic grants of stock options and restricted stock and one-time, automatic awards of restricted stock on the terms and subject to the conditions set forth in the Plan. This Plan was originally adopted by the shareowners at the May 6, 1999 Annual Meeting and amended by the Committee on Directors at its March 1, 2001 meeting.

2.       DEFINITIONS

2.1 "Award" means a stock option grant or restricted stock award under the Plan to a Participant pursuant to the terms, conditions, restrictions and/or limitations established herein.

2.2      "Board" means the Board of Directors of the Company.

2.3 "Change In Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1 (a) of a Current Report on Form 8-K, as in effect on December 31, 1998, pursuant to
         Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or
         (ii) individuals who constitute the Board on January 1, 1999 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 1999 whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, (iii) upon approval by the Company's shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such


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         transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or (iv) upon approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary. Notwithstanding the occurrence of any of the foregoing, the Committee may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change In Control shall not be so considered. Such determination shall be effective only if: (i) it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change In Control; and (ii) it would not, in the opinion of the Company's accountants, preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and which is contingent upon qualifying for such accounting treatment.

2.4 "Change In Control Price" means the highest closing price (or, if the shares are not traded on an exchange, the highest last sale price or closing "asked" price) per share paid for the purchase of Common Stock in a national securities market during the ninety (90) day period ending on the date the Change In Control occurs.

2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6 "Committee" means the Committee on Directors of the Board or such other committee, designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee shall consist of not less than two members, each of whom is intended to be a "non-employee director" as such term is defined in Rule 16b-3 under the Exchange Act or any successor rule.

2.7      "Common Stock" means the $.01 par value common stock of the Company.

2.8      "Company" means Eastman Chemical Company.

2.9 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

2.10 "Fair Market Value" means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, the "Fair Market Value" shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing "asked" price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.

2.11 "Participant" means any Director of the Company who is not an employee of the Company or a Subsidiary or a former Director, to the extent provided in Section 6(f).

2.12 "Plan" means the Eastman Chemical Company 1999 Director Long-Term Compensation Plan.


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2.13     "Subsidiary" means a corporation or other business entity in which the
         Company directly or indirectly has an ownership interest of 80 percent or more.

3.       ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; and (c) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. Notwithstanding the foregoing, the Committee shall have no authority to vary the Directors who are Participants under the Plan or the form, type, timing, terms, conditions, restrictions, or limitations of, or other aspects of, Awards. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish.

4.       SHARES AVAILABLE

The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan during its term shall not exceed 60,000. Such amount shall be subject to adjustment as provided in Section 11. Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance or vesting of such shares shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of such exercise or as a result of the vesting of restricted stock, shall again be available for Awards under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

5.       EFFECTIVE DATE; TERM

The Plan shall become effective as of the date upon which it is approved by the shareowners of the Company. No Awards shall be exercisable or vest before the Plan shall have become effective. No Awards (other than subsequent options granted pursuant to Section 6(f)) may be made pursuant to the Plan after the later of May 1, 2004 or the date of the Annual Meeting of Shareowners of the Company for the year 2004.

6.       ANNUAL OPTION GRANTS

         (a) GRANT OF OPTIONS. Immediately following each annual election of directors at an annual meeting of shareowners of the Company, each Participant shall be granted, effective as of the date of such Annual Meeting, an option to purchase 2,000 shares of Common Stock. The foregoing number of shares shall be adjusted in accordance with the principles of Section 11 in the event of the occurrence of an event described therein.

         (b) EXERCISE PRICE. The exercise price of an option granted pursuant to this Section 6 shall equal the Fair Market Value of the Common Stock on the date the option is granted.

         (c) MEDIUM AND TIME OF PAYMENT. The exercise price shall be payable in full upon the exercise of the option in cash, by check, or in shares of Common Stock held by the Participant for at least six months. Such shares shall be valued at their Fair Market Value as of the date of exercise.


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         (d)      EXERCISE. Each option granted under this Section 6 shall
         become exercisable as to one-half of the shares on the first anniversary of the date of grant and with respect to the remaining shares subject to such option on the second anniversary of the date of grant.

         (e) TERM. Options granted under this Section 6 shall have a term of ten (10) years.

         (f) SUBSEQUENT OPTION. The option granted pursuant to Section 6(a) shall provide that, upon exercise of such option by the surrender of previously owned shares of Common Stock during such time as the Participant is a member of the Board or during the first 60 days following termination of the Participant's tenure on the Board, the Participant shall be granted a new option to acquire a number of shares of Common Stock equal to the number of shares surrendered in such exercise, having a term equal to the remaining term of the initial option, and having an exercise price equal to the Fair Market Value of the Common Stock at the time of exercise of the initial option. In other respects, such new option shall have the same terms and conditions as the initially granted option; provided, however, that (i) such new option shall not provide for the issuance of another option upon exercise of such new option with previously owned shares of Common Stock and, (ii) the new option shall become exercisable on the earlier of six months from the date of grant or such time as the Participant is no longer a member of the Board.

         (g) STOCK OPTION AWARD NOTICE. Each option granted under this Plan shall be evidenced by a Stock Option Award Notice, substantially in the
         - form attached hereto as Exhibit A.

7.       ONE-TIME RESTRICTED STOCK AWARDS

         (a) GRANT OF AWARD. Subject to the restrictions provided below, each Participant whose initial term of service on the Board begins on or after January 1, 1999 shall be granted an Award of shares of Common Stock having an aggregate Fair Market Value equal to $10,000, such grant to be effective as of the first day of such Participant's initial term of service on the Board of Directors, or, if later, the effective date of the Plan. The foregoing number of shares shall be adjusted in accordance with the principles of Section 11 in the event of an occurrence of an event described therein.

         (b) AWARD RESTRICTIONS. Common Stock awarded under Section 7(a) may not be transferred or sold by the Participant and is subject to forfeiture until vested in accordance with the following two sentences. A restricted stock Award under Section 7(a) will vest and all restrictions with respect thereto will lapse only upon the earliest to occur of: (i) three (3) years from the date of such Award, but only if the Participant is still a director of the Company immediately prior to the election of directors at the annual meeting of shareowners at the end of such three-year period, or (ii) the date that his or her tenure as director of the Company terminates by reason of death, disability, or resignation effective at an annual meeting of shareowners because he or she is no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or (iii) the date that his or her tenure as director of the Company terminates by reason of his or her failure to be reelected as a director in an election in which he or she consented to be named as a director nominee. If at the end of the three-year period referred to in (i) above none of the three alternative events in the immediately preceding sentence has occurred, then the Participant's stock Award under Section 7(a) shall be canceled and forfeited.

         (c) RIGHTS AS SHAREOWNERS. During the period in which any shares of Common Stock are subject to the restrictions on transfer imposed under Section 7(b), the Participant shall have all of the rights of a shareowner with respect to such shares, including, without limitation, the right to vote such shares and to receive dividends.


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         (d)      RESTRICTED STOCK AWARD NOTICE; EVIDENCE OF AWARD. Each stock
         Award granted under this Plan shall be evidenced by a Restricted Stock Award Notice, substantially in the form attached hereto as Exhibit B. In addition, the restricted shares under any such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

8.       ANNUAL RESTRICTED STOCK AWARDS

         (a) GRANT OF AWARD. Subject to the restrictions provided below, immediately after each annual election of directors at an annual meeting of shareowners of the Company, each Participant shall be granted, effective as of the date of the annual meeting, an Award of shares of Common Stock having an aggregate Fair Market Value equal to $5,000. The foregoing number of shares shall be adjusted in accordance with the principles of Section 11 in the event of an occurrence of an event described therein.

         (b) AWARD RESTRICTIONS Common Stock awarded under Section 8(a) may not be transferred or sold by the Participant and is subject to forfeiture until vested in accordance with the following two sentences. A restricted stock Award under Section 8(a) will vest and all restrictions with respect thereto will lapse only upon the earliest to occur of: (i) three (3) years from the date of such Award, but only if the Participant is still a director of the Company immediately prior to the election of directors at the annual meeting of shareowners at the end of such three-year period, or (ii) the date that his or her tenure as director of the Company terminates by reason of death, disability, or resignation effective at an annual meeting of shareowners because he or she is no longer qualified to serve as a director under Section 3.1 of the Bylaws of the Company, or (iii) the date that his or her tenure as a director of the Company terminates by reason of completion of his or her then-current term in office and failure to be nominated for or reelected to another term. If at the end of the three-year period referred to in (i) above none of the three alternative events in the immediately preceding sentence has occurred, then the Participant's stock Award under Section 8(a) shall be canceled and forfeited.

         (c) RIGHTS AS SHAREOWNERS. During the period in which any shares of Common Stock are subject to the restrictions on transfer imposed under Section 8(b), the Participant shall have all the rights of a shareowner with respect to such shares, including, without limitation, the right to vote such shares and to receive dividends.

         (d) RESTRICTED STOCK AWARD NOTICE; EVIDENCE OF AWARD. Each stock Award granted under this Plan shall be evidenced by a Restricted Stock Award Notice, substantially in the form attached hereto as Exhibit B. In addition, the restricted shares under any such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

9.       TERMINATION OF TENURE

If a Participant's tenure on the Board terminates for a reason other than death, disability, or completion of such Participant's current term in office, all unexercised, unearned, unvested and/or unpaid Awards, including without limitation, Awards earned but not yet paid shall be canceled or forfeited; provided, however, that any vested stock Award under Section 7 or 8 shall not be canceled or forfeited. The Committee shall have the authority to promulgate rules and regulations to administer the foregoing.


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10.       NONASSIGNABILITY

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor during the lifetime of the Participant shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted, other than in the case of a permanent disability involving a mental incapacity (in which case such Award would be payable to or exercisable by the disabled Participant's legal representative).

11.      ADJUSTMENT OF SHARES AVAILABLE

If there is a change in the number of outstanding shares of Common Stock through the declaration of stock dividends or stock splits, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock of the Company (or any successor to the Company), or any other transaction described in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the number and kind of shares of stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the shares of stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

12.       WITHHOLDING TAXES

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event hereunder, the Company may elect in its discretion, and Participants may elect, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

13.      CONFIDENTIALITY

A Participant will not, without the written consent of the Company, either during his or her term in office or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her term in office relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her position as a director of the Company. A Participant shall forfeit all rights under this Plan to any unexercised, unpaid, or unvested Awards if the Participant has violated the agreement set forth in this Section 13.

14.      REGULATORY APPROVALS AND LISTINGS

Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on


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the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

15.      NO RIGHT TO CONTINUED POSITION ON BOARD

Participation in the Plan shall not give any Participant any right to remain on the Board.

16.      AMENDMENT

The Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareowner approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareowners of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations.

17.      GOVERNING LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

18.      CHANGE IN CONTROL

         (a)      BACKGROUND. Upon a Change In Control: (i) the terms of this
         Section 18 shall immediately become operative, without further action or consent by any person or entity; (ii) all conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, unvested, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

         (b) VALUATION AND PAYMENT OF AWARDS. Upon a Change In Control, all outstanding stock options and stock Awards shall be valued and paid in cash as soon as practicable but in no event later than 90 days after the Change In Control on the basis of the Change In Control Price; provided, however, that this Section 18(b) shall not apply if, in the opinion of the Company's accountants, its effect would be to preclude the use of "pooling of interest" accounting treatment for a Change In Control transaction that would otherwise qualify for such accounting treatment and which is contingent upon qualifying for such accounting treatment.

         (c)      MISCELLANEOUS. Upon a Change In Control, (i) the provisions of
         Section 9 shall become null and void and of no further force and effect; and (ii) no action, including, without limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Control.

         (d) LEGAL FEES. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be


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         required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

19.      NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS

No Participant shall have any rights as a shareowner as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant's name, or, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Section 7 or Section 8 hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

20.      SECURITIES LAWS

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


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